EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-40961) of our report dated February 29, 2000, relating to the financial statements, which appears in Global Marine Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

s / PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
June 27, 2000